SLM Student Loan Trust 2002-6
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 6/1/04-8/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics			5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance		$1,398,582,285.66	($133,444,152.64)	$1,265,138,133.02
	ii	Interest to be Capitalized		41,892,887.26		38,320,336.39

	iii	Total Pool		$1,440,475,172.92		$1,303,458,469.41

	iv	Specified Reserve Account Balance		3,601,187.93		3,258,646.17

	v	Total Adjusted Pool		$1,444,076,360.85		$1,306,717,115.58

B	i	Weighted Average Coupon (WAC)		3.109%		3.075%
	ii	Weighted Average Remaining Term		124.00		122.84
	iii	Number of Loans		368,162		338,664
	iv	Number of Borrowers		204,783		189,861
	v	Aggregate Outstanding Principal Balance - T-Bill		$114,173,712.24		$100,978,097.20
	vi	Aggregate Outstanding Principal Balance - Comm. Paper		$1,326,301,460.68		$1,202,480,372.21

	Notes		Spread	Balance 6/15/04	% of O/S Securities	Balance 9/15/04	% of O/S Securities
C	i	A-1L Notes 78442GEF9	0.000%	$—	0.000%	$—	0.000%
	ii	A-2L Notes 78442GEG7	0.020%	236,126,360.85	16.351%	98,767,115.58	7.558%
	iii	A-3L Notes 78442GEH5	0.090%	352,250,000.00	24.393%	352,250,000.00	26.957%
	iv	A-4L Notes 78442GEJ1	0.180%	595,000,000.00	41.203%	595,000,000.00	45.534%
	v	A-4CP Notes 78442GEK8	0.300%	200,000,000.00	13.850%	200,000,000.00	15.306%
	vi	B Notes 78442GEL6	0.460%	60,700,000.00	4.203%	60,700,000.00	4.645%

	vii	Total Notes		$1,444,076,360.85	100.000%	$1,306,717,115.58	100.000%

	Reserve Account			6/15/2004		9/15/2004
D	i	Required Reserve Acct Deposit (%)		0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)		$3,601,187.93	$—	$3,258,646.17
	iv	Reserve Account Floor Balance ($)		$2,003,707.00		$2,003,707.00
	v	Current Reserve Acct Balance ($)		$3,601,187.93		$3,258,646.17

	Other Accounts			6/15/2004		9/15/2004

E	i	Current Capitalized Interest Account Balance ($)		$—		$—

II. 2002-6 Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$132,660,415.13
	ii	Principal Collections from Guarantor	6,329,093.90
	iii	Principal Reimbursements	203,624.73
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$139,193,133.76

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$116,396.61
	ii	Capitalized Interest	(5,865,377.73)

	iii	Total Non-Cash Principal Activity	$(5,748,981.12)

C	Total Student Loan Principal Activity		$133,444,152.64

D	Student Loan Interest Activity
	i	Regular Interest Collections	$4,639,556.71
	ii	Interest Claims Received from Guarantors	145,396.12
	iii	Collection Fees/Returned Items	36,149.59
	iv	Late Fee Reimbursements	167,929.92
	v	Interest Reimbursements	594,387.49
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	555,246.63
	viii	Subsidy Payments	2,864,062.68

	ix	Total Interest Collections	$9,002,729.14

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,240.90
	ii	Capitalized Interest	5,865,377.73

	iii	Total Non-Cash Interest Adjustments	$5,866,618.63

F	Total Student Loan Interest Activity		$14,869,347.77

G.	Non-Reimbursable Losses During Collection Period		$112,942.13
H.	Cumulative Non-Reimbursable Losses to Date		$389,024.91

III. 2002-6 Collection Account Activity 5/31/2004 through 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$17,710,280.07
	ii	Consolidation Principal Payments	$121,279,228.96
	iii	Reimbursements by Seller	1,577.33
	iv	Borrower Benefits Reimbursed	83,430.61
	v	Reimbursements by Servicer	60.21
	vi	Re-purchased Principal	118,556.58

	vii	Total Principal Collections	$139,193,133.76

B	Interest Collections
	i	Interest Payments Received	$6,001,876.33
	ii	Consolidation Interest Payments	$2,202,385.81
	iii	Reimbursements by Seller	821.52
	iv	Borrower Benefits Reimbursed	585,449.83
	v	Reimbursements by Servicer	6,100.36
	vi	Re-purchased Interest	2,015.78
	vii	Collection Fees/Returned Items	36,149.59
	viii	Late Fees	167,929.92

	ix	Total Interest Collections	$9,002,729.14

C	Other Reimbursements		31,635.27

D	Trust Account Investment Income ( VI-D & E )		$248,179.18

E	Funds Released from Capitalized Interest Account		$—

F	Return funds borrowed for previous distribution		$—
	TOTAL FUNDS RECEIVED		$148,475,677.35
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,092,959.21)

G	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$146,382,718.14

H	Servicing Fees Due for Current Period		$970,168.23

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$990,168.23

IV. 2002-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/04	8/31/04	5/31/04	8/31/04	5/31/04	8/31/04	5/31/04	8/31/04	5/31/04	8/31/04
INTERIM:

In School
Current	2.820%	2.770%	114,017	95,211	30.969%	28.114%	$468,247,334.11	$375,186,697.71	33.480%	29.656%

Grace
Current	2.820%	2.770%	57,402	49,689	15.592%	14.672%	$253,361,847.57	$245,775,538.71	18.116%	19.427%

TOTAL INTERIM	2.820%	2.770%	171,419	144,900	46.561%	42.786%	$721,609,181.68	$620,962,236.42	51.596%	49.083%
REPAYMENT

Active
Current	3.605%	3.561%	91,538	89,023	24.864%	26.287%	$291,246,515.38	$272,758,513.96	20.824%	21.560%
31-60 Days Delinquent	3.564%	3.470%	9,342	11,885	2.537%	3.509%	$29,602,362.04	$38,041,746.10	2.117%	3.007%
61-90 Days Delinquent	3.532%	3.520%	6,202	5,873	1.685%	1.734%	$19,264,885.73	$18,475,585.40	1.377%	1.460%
91-120 Days Delinquent	3.547%	3.519%	3,695	3,927	1.004%	1.160%	$11,524,598.75	$12,148,473.60	0.824%	0.960%
> 120 Days Delinquent	3.513%	3.483%	13,679	13,870	3.715%	4.096%	$40,591,186.64	$40,274,149.86	2.902%	3.183%

Deferment
Current	2.869%	2.818%	34,308	34,707	9.319%	10.248%	$143,440,825.73	$137,691,304.14	10.256%	10.883%

Forbearance
Current	3.501%	3.446%	36,835	32,800	10.005%	9.685%	$138,123,233.63	$120,137,066.28	9.876%	9.496%

TOTAL REPAYMENT	3.417%	3.367%	195,599	192,085	53.129%	56.718%	$673,793,607.90	$639,526,839.34	48.177%	50.550%
Claims in Process (1)	3.551%	3.529%	1,129	1,657	0.307%	0.489%	$3,158,277.15	$4,620,747.44	0.226%	0.365%
Aged Claims Rejected (2)	3.786%	3.546%	15	22	0.004%	0.006%	$21,218.93	$28,309.82	0.002%	0.002%
GRAND TOTAL	3.109%	3.075%	368,162	338,664	100.000%	100.000%	$1,398,582,285.66	$1,265,138,133.02	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2002-6 Portfolio Characteristics by School and Program

LOAN TYPE
	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.075%	191,394	$602,754,136.05	47.643%
- GSL — Unsubsidized	2.980%	138,706	$620,787,234.90	49.069%
- PLUS Loans	4.330%	8,561	$41,585,525.75	3.287%
- SLS Loans	5.260%	3	$11,236.32	0.001%

- Total	3.075%	338,664	$1,265,138,133.02	100.000%

SCHOOL TYPE
	WAC	# Loans	$ Amount	%
-Four Year	3.043%	273,841	$1,108,027,271.36	87.581%
-Two Year	3.244%	50,366	$120,112,871.05	9.494%
-Technical	3.460%	14,412	$36,908,101.15	2.917%
-Other	4.752%	45	$93,598.45	0.007%

- Total	3.075%	338,664	$1,265,141,842.01	100.000%

*	Percentages may not total 100% due to rounding.

VI. 2002-6 Student Loan Rate Calculation

A	Borrower Interest Accrued During Collection Period	$7,729,988.58
B	Interest Subsidy Payments Accrued During Collection Period	2,607,847.93
C	SAP Payments Accrued During Collection Period	1,689,136.42
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	248,179.18
E	INV Earnings Accrued for Collection Period (CAP INT ACTS)	0.00
F	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00
G	Net Expected Interest Collections	$12,275,152.11

VII. 2002-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1L Interest Rate	0.000000000	(6/15/04-9/15/04)	0.00000%

B	Class A-2L Interest Rate	0.003935556	(6/15/04-9/15/04)	1.54000%

C	Class A-3L Interest Rate	0.004114444	(6/15/04-9/15/04)	1.61000%

D	Class A-4L Interest Rate	0.004344444	(6/15/04-9/15/04)	1.70000%

E	Class A-4CP Interest Rate	0.004241502	(6/15/04-9/15/04)	1.68738%

F	Class B Interest Rate	0.005060000	(6/15/04-9/15/04)	1.98000%

VIII. 2002-6 Inputs From Original Data 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,398,582,285.66
	ii	Interest To Be Capitalized	41,892,887.26

	iii	Total Pool	$1,440,475,172.92
	iv	Specified Reserve Account Balance	3,601,187.93

	v	Total Adjusted Pool	$1,444,076,360.85

B	Total Note and Certificate Factor		0.71358223099
C	Total Note Balance		$1,444,076,360.85

D	Note Balance 6/15/04		Class A-1L	Class A-2L	Class A-3L	Class A-4L	Class A-4CP	Class B

	i	Current Factor	0.0000000000	0.4434297856	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$236,126,360.85	$352,250,000.00	$595,000,000.00	$200,000,000.00	$60,700,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$3,601,187.93
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-G )		$146,382,718.14	$146,382,718.14

B	Primary Servicing Fees-Current Month		$970,168.23	$145,412,549.91

C	Administration Fee		$20,000.00	$145,392,549.91

D	Noteholder’s Interest Distribution Amount
	i	Class A-1L	$0.00	$145,392,549.91
	ii	Class A-2L	$929,288.41	$144,463,261.50
	iii	Class A-3L	$1,449,313.06	$143,013,948.44
	iv	Class A-4L	$2,584,944.44	$140,429,004.00
	v	Class A-4CP	$848,300.33	$139,580,703.67
	vi	Class B	$307,142.00	$139,273,561.67

	vii	Total Noteholder’s Interest Distribution	$6,118,988.24

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1L	$0.00	$139,273,561.67
	ii	Class A-2L	$137,359,245.27	$1,914,316.40
	iii	Class A-3L	$0.00	$1,914,316.40
	iv	Class A-4L	$0.00	$1,914,316.40
	v	Class A-4CP	$0.00	$1,914,316.40
	vi	Class B	$0.00	$1,914,316.40

	vii	Total Noteholder’s Principal Distribution	$137,359,245.27

F	Increase to the Specified Reserve Account Balance		$0.00	$1,914,316.40

G	Carryover Servicing Fees		$0.00	$1,914,316.40

H	Noteholder’s Interest Carryover
	i	Class A-1L	$0.00	$1,914,316.40
	ii	Class A-2L	$0.00	$1,914,316.40
	iii	Class A-3L	$0.00	$1,914,316.40
	iv	Class A-4L	$0.00	$1,914,316.40
	v	Class A-4CP	$0.00	$1,914,316.40
	vi	Class B	$0.00	$1,914,316.40

	vii	Total Noteholder’s Interest Carryover	$0.00

I	Excess to Reserve Account		$1,914,316.40	$0.00

X. 2002-6 Distributions

A	Distribution Amounts			Class A-1L	Class A-2L	Class A-3L	Class A-4L	Class A-4CP	Class B
	i	Quarterly Interest Due		$0.00	$929,288.41	$1,449,313.06	$2,584,944.44	$848,300.33	$307,142.00
	ii	Quarterly Interest Paid		0.00	929,288.41	$1,449,313.06	$2,584,944.44	$848,300.33	307,142.00

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due		$0.00	$137,359,245.27	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	137,359,245.27	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$138,288,533.68	$1,449,313.06	$2,584,944.44	$848,300.33	$307,142.00

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/04		$1,444,076,360.85
	ii	Adjusted Pool Balance 8/31/04		1,306,717,115.58

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$137,359,245.27

	iv	Adjusted Pool Balance 5/31/04		$1,444,076,360.85
	v	Adjusted Pool Balance 8/31/04		1,306,717,115.58

	vi	Current Principal Due (iv-v)		$137,359,245.27
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$137,359,245.27

	ix	Principal Distribution Amount Paid		$137,359,245.27

	x	Principal Shortfall (viii — ix)		$—

C		Total Principal Distribution		$137,359,245.27
D		Total Interest Distribution		6,118,988.24

E		Total Cash Distributions		$143,478,233.51

F	Note Balances		6/15/04	9/15/04
	i	A-1 Note Balance 78442GEF9	$—	$—
		A-1 Note Pool Factor	0.0000000000	0.0000000000

	ii	A-2 Note Balance 78442GEG7	$236,126,360.85	$98,767,115.58
		A-2 Note Pool Factor	0.4434297856	0.1854781513

	iii	A-3 Note Balance 78442GEH5	$352,250,000.00	$352,250,000.00
		A-3 Note Pool Factor	1.0000000000	1.0000000000

	iv	A-4 Note Balance 78442GEJ1	$595,000,000.00	$595,000,000.00
		A-4 Note Pool Factor	1.0000000000	1.0000000000

	v	A-4CP Note Balance 78442GEK8	200,000,000.00	200,000,000.00
		A-4CP Note Pool Factor	1.000000000	1.000000000

	vi	B Note Balance 78442GEL6	$60,700,000.00	$60,700,000.00
		B Note Pool Factor	1.0000000000	1.0000000000

G
	Reserve Account Reconciliation
	i	Beginning of Period Balance		$3,601,187.93
	ii	Deposits to correct Shortfall		$—
	iii	Deposits from Excess Servicing		$1,914,316.40

	iv	Total Reserve Account Balance Available		$5,515,504.33
	v	Required Reserve Account Balance		$3,258,646.17
	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve — Release to SLM Corp.		$2,256,858.16
	viii	Ending Reserve Account Balance		$3,258,646.17

XI. 2002-6 Historical Pool Information

						2003	2002
			6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	12/1/02-11/30/03	11/05/02-11/30/02
Beginning Student Loan Portfolio Balance			$1,398,582,285.65	$1,447,145,426.61	$1,585,378,440.83	$1,925,930,417.36	$1,961,617,208.92
	Student Loan Principal Activity
	i	Regular Principal Collections	$132,660,415.13	$47,764,593.23	$138,733,984.43	$308,125,522.87	$20,391,329.39
	ii	Principal Collections from Guarantor	6,329,093.90	3,783,281.92	4,459,689.43	$12,134,347.12	102,005.25
	iii	Principal Reimbursements	203,624.73	193,538.88	171,163.57	$44,057,230.07	16,834,581.33
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$139,193,133.76	$51,741,414.03	$143,364,837.43	$364,317,100.06	$37,327,915.97
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$116,396.61	$59,415.19	$53,031.70	$1,396,085.36	$642,089.44
	ii	Capitalized Interest	(5,865,377.73)	(3,237,688.26)	(5,184,854.91)	(25,161,208.89)	(2,283,213.85)

	iii	Total Non-Cash Principal Activity	$(5,748,981.12)	$(3,178,273.07)	$(5,131,823.21)	$(23,765,123.53)	$(1,641,124.41)
(-)	Total Student Loan Principal Activity		$133,444,152.64	$48,563,140.96	$138,233,014.22	$340,551,976.53	$35,686,791.56
	Student Loan Interest Activity
	i	Regular Interest Collections	$4,639,556.71	$3,076,024.97	$4,427,533.39	$17,286,507.57	$2,529,714.25
	ii	Interest Claims Received from Guarantors	145,396.12	77,486.64	107,577.91	$378,294.93	596.61
	iii	Collection Fees/Returned Items	36,149.59	31,144.48	23,311.76	$54,179.38	1,736.24
	iv	Late Fee Reimbursements	167,929.92	137,431.86	139,921.96	$402,986.21	65,549.95
	v	Interest Reimbursements	594,387.49	837,360.27	22,821.38	$1,251,432.65	253,867.48
	vi	Other System Adjustments	—	—	—	$—	—
	vii	Special Allowance Payments	555,246.63	56,565.34	96,851.26	$87,887.41	—
	viii	Subsidy Payments	2,864,062.68	3,093,988.08	3,682,136.81	22,778,596.05	—

	ix	Total Interest Collections	$9,002,729.14	$7,310,001.64	$8,500,154.47	$42,239,884.20	$2,851,464.53
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,240.90	$1,434.60	$568.17	$(1,115,753.29)	$(499,114.44)
	ii	Capitalized Interest	5,865,377.73	3,237,688.26	5,184,854.91	25,161,208.89	2,283,213.85

	iii	Total Non-Cash Interest Adjustments	$5,866,618.63	$3,239,122.86	$5,185,423.08	$24,045,455.60	$1,784,099.41

	Total Student Loan Interest Activity		$14,869,347.77	$10,549,124.50	$13,685,577.55	$66,285,339.80	$4,635,563.94
(=)	Ending Student Loan Portfolio Balance		$1,265,138,133.01	$1,398,582,285.65	$1,447,145,426.61	$1,585,378,440.83	$1,925,930,417.36
(+)	Interest to be Capitalized		$38,320,336.39	$41,892,887.26	$41,181,483.93	$42,677,455.40	$45,305,709.59
(=)	TOTAL POOL		$1,303,458,469.40	$1,440,475,172.91	$1,488,326,910.54	$1,628,055,896.23	$1,971,236,126.95
(+)	Reserve Account Balance		$3,258,646.17	$3,601,187.93	$3,720,817.28	$4,070,139.74	$4,928,090.32
(=)	Total Adjusted Pool		$1,306,717,115.57	$1,444,076,360.84	$1,492,047,727.82	$1,632,126,035.97	$1,976,164,217.27

XII. 2002-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Dec-02	$1,971,236,127	6.18%
Mar-03	$1,924,631,663	7.46%
Jun-03	$1,883,696,847	7.56%
Sep-03	$1,782,179,555	10.59%
Dec-03	$1,628,055,896	14.69%
Mar-04	$1,488,326,911	16.98%
Jun-04	$1,440,475,173	15.80%
Sep-04	$1,303,458,469	17.68%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.